Exhibit 10.1

Notice of Grant of Award and Award Agreement	Shoe Carnival, Inc. ID: 35-1736614 7500 E. Columbia Street Evansville, IN 47715

[Name] [Address]	Award Number: Plan: ID:	2000

Effective [Grant Date], you have been granted a restricted stock award of [Number of Shares] shares of Shoe Carnival, Inc. (the Company) common stock. The value of the award on the date of grant is $[            ].

The shares are restricted until the Company meets certain performance targets. While the shares will be registered in your name and you will have the right to vote the shares, they will be held by the Company until the restrictions lapse. Any dividends declared while the shares are restricted will be deferred and paid upon vesting. The shares may not be sold, assigned, transferred, pledged, or otherwise encumbered until the restrictions lapse. If you cease to maintain Continuous Service by reason of retirement, any shares still restricted on the date of your retirement will automatically be forfeited along with any deferred dividends. In the event of a Change in Control, all shares shall become fully vested along with any deferred dividends. During the term of the award, the restrictions will lapse with respect to the specified number of shares on [Vesting Date] of each year if the performance target with respect to such shares is met during the prior fiscal year. The award will expire on [Expiration Date] and any shares still restricted, and any deferred dividends, will be forfeited and returned to the Company. The vesting schedule and performance targets are identified below.

Shares	Performance Targets
[Number]	EPS of [Target EPS]
[Number]	EPS of [Target EPS]
[Number]	EPS of [Target EPS]

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

Shoe Carnival, Inc.	Date

[Name of Award Recipient]	Date